Exhibit 21.1

Subsidiaries of the Registrant

Details of the Company’s subsidiaries as of June 30, 2016 are set forth below.  Each entity is wholly owned unless otherwise stated.

Subsidiary	Jurisdiction of Incorporation

AGI Shorewood Mexico S. de R.L. de C.V.	Mexico
AGI-Shorewood Group US, LLC	Delaware, United States
B Cleland Ltd	Northern Ireland
B Healthcare Packaging Europe NV	Belgium
B Packaging Technology Ltd	Northern Ireland
Berry’s (Holdings) Ltd	Ireland
Berry’s Printing Works (Westport) Ltd	Ireland
BP Media Ltd	England and Wales
BP Media Technology Limited	England and Wales
BPG Healthcare Systems Ltd	Ireland
Camro Graphics Ltd	Scotland
CD General Partnership GmbH	Germany
CD HoldCo GmbH & Co. KG	Germany
Chesapeake Brussels NV	Belgium
Chesapeake Plastics Packaging (Kunshan) Co Ltd	China
Dongguan Presentation Products Company Limited	China
Fernlace Ltd	England and Wales
Field Boxmore Bedford Ltd	England and Wales
Field Boxmore Bourne (Holdings) Ltd	England and Wales
Field Boxmore Bourne Ltd	England and Wales
Field Boxmore Bristol Holdings Ltd	England and Wales
Field Boxmore GB Ltd	England and Wales
Field Boxmore II Ltd	England and Wales
Field Boxmore Ireland Ltd	Ireland
Field Boxmore Label Systems Ltd	Ireland
Field Boxmore Ltd	England and Wales
Field Boxmore Tewkesbury Ltd	England and Wales
Field First Congleton Ltd	England and Wales
Field First Ltd	England and Wales
Field Group Pension Trustee Ltd	England and Wales
Field Packaging Germany GmbH	Germany
Field Packaging Ltd	England and Wales
First Carton Group Ltd	England and Wales
First Carton Pazo Ltd	England and Wales
First Carton Thyne Ltd	England and Wales
GCM Print & Packaging Service Ltd	England and Wales
Guangzhou Multi Packaging Solutions Limited	China
Kunshan Multi Packaging Solutions Limited	China

Label Research Ltd	England and Wales
Lithoprint Holdings Ltd	Scotland
MPS Allegan, Inc.	Michigan, United States
MPS Chicago Holdings, Inc.	Delaware, United States
MPS Chicago, Inc.	Illinois, United States
MPS Denver, LLC (70% owned)	Colorado, United States
MPS Evansville, Inc.	Indiana, United States
MPS Fairfield, Inc.	Delaware, United States
MPS Fairview, Inc.	Delaware, United States
MPS Greensboro, LLC	Delaware, United States
MPS Holdco, Inc.	Delaware, United States
MPS Holland, Inc.	Michigan, United States
MPS HRL, LLC	Delaware, United States
MPS Indianapolis, Inc.	Indiana, United States
MPS Lansing, Inc.	Michigan, United States
MPS Mustang Corp.	Delaware, United States
MPS of Kentucky, LLC	Delaware, United States
MPS Paper Tube & Can, LLC	Delaware, United States
MPS Printery, Inc.	Michigan, United States
MPS Schweiz GmbH	Switzerland
MPS South Plainfield, LLC	Delaware, United States
MPS Swiss Holdco, Inc.	Delaware, United States
MPS/CSK Holdings, Inc.	Delaware, United States
MPS/CSK US, Inc.	Delaware, United States
MPS/IH, LLC	Delaware, United States
Multi Packaging Solutions (Kunshan) Co Limited	China
Multi Packaging Solutions Acquisitions 1 Ltd	England and Wales
Multi Packaging Solutions Acquisitions 2 Ltd	England and Wales
Multi Packaging Solutions Arbroath Ltd	Scotland
Multi Packaging Solutions Asia Holdings Limited	England and Wales
Multi Packaging Solutions Asia Sourcing Limited	Hong Kong
Multi Packaging Solutions Belfast Ltd	Northern Ireland
Multi Packaging Solutions Bialystok Holdings sp. z o.o.	Poland
Multi Packaging Solutions Bialystok sp. z o.o.	Poland
Multi Packaging Solutions Bornem NV	Belgium
Multi Packaging Solutions Bristol Ltd	England and Wales
Multi Packaging Solutions Dallas, Inc.	Delaware, United States
Multi Packaging Solutions Dublin Ltd	Ireland
Multi Packaging Solutions Duren GmbH	Germany
Multi Packaging Solutions Finance Ltd	England and Wales
Multi Packaging Solutions France SA	France
Multi Packaging Solutions GB Ltd	England and Wales
Multi Packaging Solutions Gent NV	Belgium
Multi Packaging Solutions Global Holdings Limited	England and Wales
Multi Packaging Solutions GmbH	Germany
Multi Packaging Solutions Hillington Ltd	Scotland
Multi Packaging Solutions Holdings 1 GmbH	Germany
Multi Packaging Solutions Holdings 2 GmbH	Germany

Multi Packaging Solutions Hong Kong Ltd	Hong Kong
Multi Packaging Solutions Leasing GmbH	Germany
Multi Packaging Solutions Leasing Limited	England and Wales
Multi Packaging Solutions Limerick Ltd	Ireland
Multi Packaging Solutions Limited	England and Wales
Multi Packaging Solutions London Ltd	England and Wales
Multi Packaging Solutions Melle GmbH	Germany
Multi Packaging Solutions Montargis SAS	France
Multi Packaging Solutions Netherlands BV	Netherlands
Multi Packaging Solutions NI GmbH	Germany
Multi Packaging Solutions NI Ltd	Northern Ireland
Multi Packaging Solutions OSS BV	Netherlands
Multi Packaging Solutions Sales S.à r.l.	France
Multi Packaging Solutions San Angelo, Inc.	Michigan, United States
Multi Packaging Solutions SAS	France
Multi Packaging Solutions Services GmbH	Germany
Multi Packaging Solutions Stuttgart GmbH	Germany
Multi Packaging Solutions Tczew Sp. Z o.o.	Poland
Multi Packaging Solutions UK Ltd	England and Wales
Multi Packaging Solutions Westport Ltd	Ireland
Multi Packaging Solutions, Inc.	Delaware, United States
Presentation Products Group Limited	Scotland
Presentation Products Holdings Limited	Scotland
Presentation Products Scotland Limited	Scotland
Shorewood Carton Corporation Limited	Ontario, Canada
Shorewood de Mexico S. de R.L. de C.V.	Mexico
Shorewood Holdings B.V.	Netherlands
Shorewood Intellectual Property Holdings B.V.	Netherlands
Shorewood Packaging Corp. of Canada Limited	Ontario, Canada
Viprint BVBA	Belgium
William W Cleland Holdings Ltd	Northern Ireland